Exhibit 99.1

LKQ CORPORATION POSTS RECORD SECOND QUARTER 2011 RESULTS

•	Revenue growth of 30% to $760 million

•	Organic revenue growth of 12%

•	Diluted EPS from continuing operations increases 23%

Chicago, IL (July 28, 2011) - LKQ Corporation (Nasdaq:LKQX) today reported revenue for the second quarter of 2011 of $759.7 million, an increase of 29.9% as compared to $584.7 million in the second quarter of 2010. Income from continuing operations for the second quarter of 2011 was $46.7 million, an increase of 23.2% as compared to $37.9 million for the same period of 2010. Diluted earnings per share from continuing operations of $0.32 for the second quarter ended June 30, 2011 increased 23.1% from $0.26 for the second quarter of 2010.

“All of the operating groups performed well during the quarter,” stated Robert Wagman, President and Co-Chief Executive Officer of LKQ Corporation. Mr. Wagman continued, “We believe higher fuel prices and lower miles driven created some challenges for certain segments of our business. Despite those challenges, the Company delivered total organic growth of 12.2% in the quarter, including 8.4% for parts and services.”

Joseph Holsten, Vice Chairman and Co-Chief Executive Officer of LKQ Corporation added, “We continued our acquisition plans which contributed 17.5% to our revenue growth year-over-year. While realizing the full potential of these businesses will take some time, we are on pace with our plans for integration.”

On a six month year-to-date basis, revenue was $1.55 billion, an increase of 30.1% from $1.19 billion for the same six month period of 2010. Income from continuing operations for the first six months of 2011 was $104.9 million, as compared to $89.9 million for the first half of 2010. Diluted earnings per share from continuing operations was $0.71 for the first six months of 2011, as compared to $0.62 for the same six month period of 2010.

Organic revenue growth on a six month year-to-date basis was 12.9%. Parts and services revenue grew organically by 9.4%. Acquisition revenue growth on a six month year-to-date basis was 17.0%.

Robert Wagman added: “Overall, we are excited about the industry dynamics we see today. Alternative parts usage continues to grow, our fill rates are at historical highs, and we continue to see strong insurance support as we explore alternative salvage solutions outside of the traditional auction environment.”

Balance Sheet and Liquidity

As of June 30, 2011, LKQ’s balance sheet reflected cash and equivalents of $42.3 million, and the outstanding obligations under the Company’s credit facilities were $574.6 million ($246.9 million of term loans and $327.7 million of revolver borrowings). Availability under the revolver at June 30, 2011, including the impact of outstanding letters of credit of $33.7 million, was $388.6 million.

Other Events

During the second quarter, LKQ acquired three businesses: the U.S. paint distribution business of Akzo Nobel Coatings Inc., a wheel refinishing business in Ohio, and an aftermarket parts distributor in Ohio.

On May 25, 2011 Standard & Poor’s raised LKQ’s corporate credit rating to BB+ from BB reflecting the Company’s increasingly improved credit ratios.

The Company noted that on July 20, 2011 Robert M. Devlin retired from the Company’s Board of Directors. Mr. Devlin had been a director since 2007.

Regarding Mr. Devlin’s retirement, Mr. Donald F. Flynn, Chairman of the Board of Directors stated: “The Board of Directors wishes to acknowledge the significant contributions made by Bob during his tenure and thank him for his service. Bob’s vast experience in the insurance industry and extensive career in management played a key role in LKQ’s success and growth.”

Company Outlook

The Company announced that it is revising earnings guidance for 2011. Income from continuing operations and diluted earnings per share from continuing operations are anticipated to be within the range of $201 million to $211 million and $1.36 to $1.42, respectively. LKQ’s previous guidance was $197 million to $211 million for income from continuing operations, and $1.33 to $1.42 for diluted earnings per share.

In addition, the Company left unchanged its guidance of approximately $195 million for cash flows from continuing operations, $85-$95 million in capital expenditures, and organic growth of 6-8% from parts and services revenue.

The Company noted that it does not include sales of scrap or cores in its definition of parts and services revenue. Additionally, all guidance comments exclude restructuring expenses and any gains or losses or capital expenditures related to acquisitions or divestitures.

Quarterly Conference Call

LKQ will host a conference call and Webcast on July 28, 2011 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company’s results.

To access the investor conference call, please dial (877) 407-0315. International access to the call may be obtained by dialing (201) 689-8501. The audio webcast can be accessed via the Company’s website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter account: 286 #, conference ID: 374935 #. An online replay of the audio webcast will be available on the Company’s website. Both formats of replay will be available through August 26, 2011. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket and recycled collision replacement parts and refurbished collision replacement products such as wheels, bumper covers and lights, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in Canada, Mexico and Central America. LKQ operates more than 340 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement parts;

•	the availability and cost of our inventory;

•	variations in vehicle accident rates or miles driven;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing agreements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of aftermarket products:

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	currency fluctuations in the U.S. dollar versus the Canadian dollar, the Mexican peso and the Taiwan dollar;

•	instability in regions in which we operate, such as Mexico, that can affect our supply of certain products; and

•	other risks that are described in our Form 10-K filed February 25, 2011 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross

Director, Investor Relations

(312) 621-2793

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

( In thousands, except per share data )

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue	$759,684	$584,681	$1,546,332	$1,188,197

Cost of goods sold	437,448	323,415	880,450	643,641

Gross margin	322,236	261,266	665,882	544,556

Facility and warehouse expenses	69,183	55,358	139,001	113,134

Distribution expenses	69,048	51,168	134,859	102,357

Selling, general and administrative expenses	91,395	75,679	181,156	150,766

Restructuring expenses	2,377	290	2,423	370

Depreciation and amortization	11,747	9,162	22,586	18,391

Operating income	78,486	69,609	185,857	159,538

Other expense (income):
Interest expense, net	4,671	7,155	11,080	14,431
Loss on debt extinguishment	—	—	5,345	—
Other income, net	(1,997)	(138)	(2,103)	(299)

Total other expense, net	2,674	7,017	14,322	14,132

Income from continuing operations before provision for income taxes	75,812	62,592	171,535	145,406

Provision for income taxes	29,106	24,686	66,647	55,517

Income from continuing operations	46,706	37,906	104,888	89,889

Discontinued operations:
Income from discontinued operations, net of taxes	—	—	—	224
Gain on sale of discontinued operations, net of taxes	—	—	—	1,729

Income from discontinued operations	—	—	—	1,953

Net income	$46,706	$37,906	$104,888	$91,842

Basic earnings per share (1):
Income from continuing operations	$0.32	$0.27	$0.72	$0.63
Income from discontinued operations	—	—	—	0.01

Total	$0.32	$0.27	$0.72	$0.64

Diluted earnings per share (1):
Income from continuing operations	$0.32	$0.26	$0.71	$0.62
Income from discontinued operations	—	—	—	0.01

Total	$0.32	$0.26	$0.71	$0.63

Weighted average common shares outstanding:
Basic	145,917	142,842	145,765	142,520

Diluted	148,131	145,496	148,007	145,307

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	June 30, 2011	December 31, 2010
Assets

Current Assets:
Cash and equivalents	$42,256	$95,689
Receivables, net	236,628	191,085
Inventory	556,541	492,688
Deferred income taxes	35,039	32,506
Prepaid income taxes	—	10,923
Prepaid expenses	19,912	13,985

Total Current Assets	890,376	836,876

Property and Equipment, net	358,443	331,312
Intangibles	1,131,723	1,102,275
Other Assets	37,172	29,046

Total Assets	$2,417,714	$2,299,509

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$77,951	$76,437
Accrued expenses	88,075	84,028
Income taxes payable	690	—
Deferred revenue	8,869	9,224
Current portion of long-term obligations	15,520	52,888
Liabilities of discontinued operations	2,364	2,744

Total Current Liabilities	193,469	225,321

Long-Term Obligations, Excluding Current Portion	570,841	548,066
Deferred Income Tax Liabilities	64,827	66,059
Other Noncurrent Liabilities	52,875	45,902

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 146,170,800 and 145,466,575 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	1,462	1,455
Additional paid-in capital	885,555	869,798
Retained earnings	643,418	538,530
Accumulated other comprehensive income	5,267	4,378

Total Stockholders’ Equity	1,535,702	1,414,161

Total Liabilities and Stockholders’ Equity	$2,417,714	$2,299,509

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

( In thousands )

	Six Months Ended June 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$104,888	$91,842
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,797	20,011
Stock-based compensation expense	6,602	5,112
Deferred income taxes	(6)	(1,097)
Excess tax benefit from share-based payments	(4,053)	(5,953)
Gain on sale of discontinued operations	—	(2,744)
Loss on debt extinguishment	5,345	—
Other	(498)	1,376
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Receivables	(24,769)	(1,484)
Inventory	(19,578)	(24,672)
Prepaid income taxes/income taxes payable	14,786	18,223
Accounts payable	(4,525)	(393)
Other operating assets and liabilities	(1,909)	970

Net cash provided by operating activities	101,080	101,191

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(42,540)	(20,847)
Proceeds from sales of property and equipment	162	236
Proceeds from sale of businesses, net of cash sold	—	11,992
Cash used in acquisitions, net of cash acquired	(95,591)	(13,742)

Net cash used in investing activities	(137,969)	(22,361)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	5,109	5,136
Excess tax benefit from share-based payments	4,053	5,953
Debt issuance costs	(8,190)	—
Borrowings under line of credit	401,753	—
Repayments under line of credit	(74,328)	—
Borrowings under term loan	250,000	—
Repayments under term loans	(594,214)	(7,476)
Repayments of other long-term debt	(716)	(1,105)

Net cash (used in) provided by financing activities	(16,533)	2,508

Effect of exchange rate changes on cash and equivalents	(11)	233

Net (decrease) increase in cash and equivalents	(53,433)	81,571

Cash and equivalents, beginning of period	95,689	108,906

Cash and equivalents, end of period	$42,256	$190,477

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Three Months Ended June 30,
Operating Highlights	2011		2010
		% of Revenue		% of Revenue	Change	% Change

Revenue	$759,684	100.0%	$584,681	100.0%	$175,003	29.9%

Cost of goods sold	437,448	57.6%	323,415	55.3%	114,033	35.3%

Gross margin	322,236	42.4%	261,266	44.7%	60,970	23.3%

Facility and warehouse expenses	69,183	9.1%	55,358	9.5%	13,825	25.0%

Distribution expenses	69,048	9.1%	51,168	8.8%	17,880	34.9%

Selling, general and administrative expenses	91,395	12.0%	75,679	12.9%	15,716	20.8%

Restructuring expenses	2,377	0.3%	290	0.0%	2,087	719.7%

Depreciation and amortization	11,747	1.5%	9,162	1.6%	2,585	28.2%

Operating income	78,486	10.3%	69,609	11.9%	8,877	12.8%

Other expense (income):
Interest expense, net	4,671	0.6%	7,155	1.2%	(2,484)	-34.7%
Loss on debt extinguishment	—	0.0%	—	0.0%	—	n/m
Other income, net	(1,997)	-0.3%	(138)	0.0%	(1,859)	n/m

Total other expense, net	2,674	0.4%	7,017	1.2%	(4,343)	-61.9%

Income from continuing operations before provision for income taxes	75,812	10.0%	62,592	10.7%	13,220	21.1%

Provision for income taxes	29,106	3.8%	24,686	4.2%	4,420	17.9%

Income from continuing operations	46,706	6.1%	37,906	6.5%	8,800	23.2%

Discontinued operations:
Income from discontinued operations, net of taxes	—	0.0%	—	0.0%	—	n/m
Gain on sale of discontinued operations, net of taxes	—	0.0%	—	0.0%	—	n/m

Income from discontinued operations	—	0.0%	—	0.0%	—	n/m

Net income	$46,706	6.1%	$37,906	6.5%	$8,800	23.2%

Basic earnings per share (1):
Income from continuing operations	$0.32		$0.27		$0.05	18.5%
Income from discontinued operations	0.00		0.00		0.00	n/m

Total	$0.32		$0.27		$0.05	18.5%

Diluted earnings per share (1):
Income from continuing operations	$0.32		$0.26		$0.06	23.1%
Income from discontinued operations	0.00		0.00		0.00	n/m

Total	$0.32		$0.26		$0.06	23.1%

Weighted average common shares outstanding:
Basic	145,917		142,842		3,075	2.2%

Diluted	148,131		145,496		2,635	1.8%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Six Months Ended June 30,
Operating Highlights	2011		2010
		% of Revenue		% of Revenue	Change	% Change

Revenue	$1,546,332	100.0%	$1,188,197	100.0%	$358,135	30.1%

Cost of goods sold	880,450	56.9%	643,641	54.2%	236,809	36.8%

Gross margin	665,882	43.1%	544,556	45.8%	121,326	22.3%

Facility and warehouse expenses	139,001	9.0%	113,134	9.5%	25,867	22.9%

Distribution expenses	134,859	8.7%	102,357	8.6%	32,502	31.8%

Selling, general and administrative expenses	181,156	11.7%	150,766	12.7%	30,390	20.2%

Restructuring expenses	2,423	0.2%	370	0.0%	2,053	554.9%

Depreciation and amortization	22,586	1.5%	18,391	1.5%	4,195	22.8%

Operating income	185,857	12.0%	159,538	13.4%	26,319	16.5%

Other expense (income):
Interest expense, net	11,080	0.7%	14,431	1.2%	(3,351)	-23.2%
Loss on debt extinguishment	5,345	0.3%	—	0.0%	5,345	n/m
Other income, net	(2,103)	-0.1%	(299)	0.0%	(1,804)	n/m

Total other expense, net	14,322	0.9%	14,132	1.2%	190	1.3%

Income from continuing operations before provision for income taxes	171,535	11.1%	145,406	12.2%	26,129	18.0%

Provision for income taxes	66,647	4.3%	55,517	4.7%	11,130	20.0%

Income from continuing operations	104,888	6.8%	89,889	7.6%	14,999	16.7%

Discontinued operations:
Income from discontinued operations, net of taxes	—	0.0%	224	0.0%	(224)	-100.0%
Gain on sale of discontinued operations, net of taxes	—	0.0%	1,729	0.1%	(1,729)	-100.0%

Income from discontinued operations	—	0.0%	1,953	0.2%	(1,953)	-100.0%

Net income	$104,888	6.8%	$91,842	7.7%	$13,046	14.2%

Basic earnings per share (1):
Income from continuing operations	$0.72		$0.63		$0.09	14.3%
Income from discontinued operations	0.00		0.01		(0.01)	-100.0%

Total	$0.72		$0.64		$0.08	12.5%

Diluted earnings per share (1):
Income from continuing operations	$0.71		$0.62		$0.09	14.5%
Income from discontinued operations	0.00		0.01		(0.01)	-100.0%

Total	$0.71		$0.63		$0.08	12.7%

Weighted average common shares outstanding:
Basic	145,765		142,520		3,245	2.3%

Diluted	148,007		145,307		2,700	1.9%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

The following unaudited table reconciles income from continuing operations to EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(In thousands)

Income from continuing operations	$46,706	$37,906	$104,888	$89,889
Depreciation and amortization	12,871	10,031	24,797	20,011
Interest expense, net	4,671	7,155	11,080	14,431
Loss on debt extinguishment (1)	—	—	5,345	—
Provision for income taxes	29,106	24,686	66,647	55,517

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations	$93,354	$79,778	$212,757	$179,848

EBITDA as a percentage of revenue	12.3%	13.6%	13.8%	15.1%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Income from Continuing Operations to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited tables compare certain revenue categories:

	Three Months Ended June 30,
	2011	2010	Change	% Change
	(In thousands)

Included in Unaudited Consolidated Condensed Statements of Income of LKQ Corporation

Aftermarket, other new and refurbished products	$356,202	$290,271	$65,931	22.7%
Recycled, remanufactured and related products and services	269,700	214,159	55,541	25.9%

Parts and services	625,902	504,430	121,472	24.1%
Other	133,782	80,251	53,531	66.7%

Total	$759,684	$584,681	$175,003	29.9%

Revenue changes by category for the three months ended June 30, 2011 vs. 2010:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change

Aftermarket, other new and refurbished products	16.1%	6.4%	0.2%	22.7%
Recycled, remanufactured and related products and services	14.5%	11.0%	0.4%	25.9%
Parts and services	15.4%	8.4%	0.3%	24.1%
Other	30.1%	36.5%	0.1%	66.7%
Total	17.5%	12.2%	0.2%	29.9%

	Six Months Ended June 30,
	2011	2010	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed Statements of Income of LKQ Corporation

Aftermarket, other new and refurbished products	$737,318	$602,644	$134,674	22.3%
Recycled, remanufactured and related products and services	545,482	429,382	116,100	27.0%

Parts and services	1,282,800	1,032,026	250,774	24.3%
Other	263,532	156,171	107,361	68.7%

Total	$1,546,332	$1,188,197	$358,135	30.1%

Revenue changes by category for the six months ended June 30, 2011 vs. 2010:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change

Aftermarket, other new and refurbished products	13.9%	8.2%	0.2%	22.3%
Recycled, remanufactured and related products and services	15.8%	10.9%	0.3%	27.0%
Parts and services	14.7%	9.4%	0.2%	24.3%
Other	32.0%	36.6%	0.1%	68.7%
Total	17.0%	12.9%	0.2%	30.1%